Exhibit 10.3
Amendment 11 to
Worldspan Asset Management Offering Agreement
This amendment is the eleventh amendment (“Amendment 11”) to the Asset Management Offering Agreement effective as of July 1, 2002, among Travelport, LP (formerly Worldspan L.P.) (“Travelport”), International Business Machines Corporation (“IBM”), and IBM Credit LLC (“IBM Credit”), Agreement ASVB594, as previously amended by Amendment 1 effective as of December 16, 2002, Amendment 2 effective as of December 31, 2003, Amendment 3 effective as of June 30, 2006, Amendment 4 effective as of January 1, 2007, Amendment 5 effective as of February 1, 2007, Amendment 6, effective as of October 1, 2007, Amendment 7, effective as of October 1, 2007, Amendment 8, effective as of October 1, 2007, Amendment 9, effective as of October 1, 2007, and Amendment 10, effective as of March 31, 2009 (collectively, the “AMO Agreement”).
Each term defined in the AMO Agreement shall have the same meaning in this Amendment 11 unless otherwise provided herein or inconsistent with the content hereof.
Effective as of December 31, 2007, Travelport (then named Worldspan, L.P.), IBM, and IBM Credit entered into a Joinder Agreement pursuant to which Travelport’s affiliates, Travelport Inc. (“TPI”) and Galileo International LLC (“Galileo International”), became parties to, and jointly and severally liable for all Travelport obligations under, certain agreements defined in the Joinder Agreement as the “Designated Agreements”, including, without limitation, this AMO Agreement and the TLA. Travelport represents and warrants that subsequently (i) Galileo International changed its name to Travelport International, LLC, (ii) Travelport International, LLC merged with and into Galileo International, Inc., (iii) Galileo International, Inc. merged with and into TPI, and (iv) all of TPI’s assets and liabilities previously held by Travelport International, LLC were contributed, though a series of transactions, to Travelport. IBM, IBM Credit and Travelport may be referred to from time to time herein as the “Party” or “Parties”. Accordingly, the Parties hereto agree that:
(a) Travelport has assumed, and will perform, all of the duties, obligations, covenants, and representations under taken by TPI and Galileo International pursuant to the Joinder Agreements with respect to the Designated Agreements (as defined in the Joinder Agreement) and represents and warrants that it has and will continue to directly benefit from each of the Designated Agreements and that the leased Machines and Financed Items under the TLA will be used by Travelport and other entities in the Travelport Enterprise;
(b) TPI hereby assigns to Travelport all of TPI’s rights with respect to the Designated Agreements;
(c) TPI, Galileo International, Travelport International, LLC, and Galileo International, Inc. shall not be parties to any of the Designated Agreements;
(d) Except to the extent otherwise specified in any Designated Agreement or inconsistent with the context in which it appears, any reference in a Designated Agreement to “Galileo”, “you”, or “You” shall be deemed to refer to Travelport; and
(e) The Joinder Agreement is hereby terminated and shall be of no further force or effect.
The purposes of this Amendment 11 are to replace, modify, or add certain terms in the AMO Agreement with the terms specified in this Amendment 11.
This Amendment 11 becomes effective as of March 31, 2010 (the “Effective Date of Amendment 11”).
This Amendment 11 may be signed in one or more counterparts, each of which will be deemed to be an original and all of which when taken together will constitute the same agreement. Any copy of this Amendment 11 made by reliable means is considered an original.
The Parties agree that this Amendment 11, which includes the associated documents attached hereto, is the complete agreement among the Parties with respect to the subject matter hereof and replaces any prior oral and/or written communications between the Parties concerning this subject matter. By signing below, the Parties agree to the terms of this Amendment 11.

PORTIONS OF THIS EXHIBIT MARKED BY AN [**] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2.

Except for the changes specified in this Amendment 11, all other terms and conditions of the AMO Agreement remain unchanged. In the event of a conflict between this Amendment 11 and the AMO Agreement, this Amendment 11 will prevail.
Travelport, IBM and IBM Credit and, with respect to the third introductory paragraph of this Amendment 11 only, Travelport, Inc. (“TPI”) hereby agree that, as of the Effective Date of Amendment 11, the AMO Agreement shall be amended as follows:
1.	Monthly Payments Exhibit. Exhibit A (Monthly Payments) to the AMO Agreement is replaced in its entirety with the Exhibit A attached as Attachment 1 to this Amendment 11.

2.	Capacity Plan Exhibit. Exhibit B (Capacity Plan) to the AMO Agreement is replaced in its entirety with the Exhibit B attached as Attachment 2 to this Amendment 11. Mid-Lease and End of Lease Pre-stated Buyout Options for System z Machines in the Capacity Plan are also included in Attachment 2.

3.	Current Machines Exhibit. Exhibit C (Current Machines) to the AMO Agreement is replaced in its entirety with the Exhibit C attached as Attachment 3 to this Amendment 11.

4.	Settlement/Termination Percentages Exhibit. Exhibit F (Settlement/Termination Percentages) to the AMO Agreement is replaced in its entirety with the Exhibit F attached as Attachment 4 to this Amendment 11.

5.	Order Letter Exhibit. Exhibit G (Galileo Order Letter) to the AMO Agreement is replaced in its entirety with the Exhibit G attached as Attachment 5 to this Amendment 11.

6.	Preferred Pricing Arrangement Exhibit. Exhibit M (Preferred Pricing Arrangement) to the AMO Agreement is replaced in its entirety with the Exhibit M attached as Attachment 6 to this Amendment 11.

7.	Special Offering Attachment for VM Charges Exhibit. Exhibit N (Special Offering Attachment for VM Charges) to the AMO Agreement is replaced in its entirety with the Exhibit N attached as Attachment 7 to this Amendment 11.

8.	Table for z10 Engine Deactivation Credit for Maintenance Services. The Exhibit P (Table for z10 Engine Deactivation Credit for Maintenance Services) attached to this Amendment 11 as Attachment 8 is added to the AMO Agreement as Exhibit P.

9.	Expiration Date. The fifth paragraph on the first page of the AMO Agreement is amended by replacing the date “June 30, 2011” with the date “December 31, 2014” and by adding thereto the following sentence:
“The period from March 31, 2010 through December 31, 2014 may be referred to herein as the “Amendment 11 Extension Term”.”
10.	Order Letters. Section 1 of the AMO Agreement, entitled “Cancelled/Superseded Agreements”, is amended by adding thereto the following sentence:
“Order Letters issued during the Amendment 11 Extension Term shall begin with Order Letter 700.”
11.	Monthly Payments. Section 2 of the AMO Agreement, entitled “Monthly Payments”, is amended by revising the last sentence of the second paragraph thereof to read as follows:
“IBM acknowledges receipt of the Monthly Payments due for the portion of the Initial Term prior to March 31, 2010 (the “Effective Date of Amendment 11”), and a schedule of the Monthly Payments due for the portion of the Initial Term after the Effective Date of Amendment 11 is attached as Exhibit A.”

12.	TPF Variable Capacity. Section 6 of the AMO Agreement, entitled “TPF Variable Capacity”, is hereby amended in its entirety to read as follows:
“6. TPF Capacity
The Parties agree that the System z processor capacity provided in the TPF Complex by IBM to the Travelport Enterprise to run IBM’s Transaction Processing Facility (“TPF”) software (the “TPF Workload”) shall be comprised solely of [**]. The charges for the [**] are included in the [**]. Until and unless [**] is used by Travelport, no charges will be due or payable by Travelport to IBM for the [**]. If at any time, in any increment, Travelport uses any amount of the [**] for TPF or zVM processing, then Travelport shall immediately become liable for, and make payment to IBM, for acquisition of such capacity at increments described in subsection (3) hereof.
(1) Definitions:
For purposes of the AMO Agreement, the following definitions apply and control:
“TPF Complex” means (i) the [**] (System z10) Machines identified in Exhibit B as the TPF Complex Replacement Machines, and (ii) the [**] (System z9) Machines identified in Exhibit B as the TPF Complex Displaced Machines until each of the Displaced Machines is replaced by the applicable Replacement Machine, all of which replacement will occur by [**].
“TPF System” means any base (as opposed to z/VM guest) TPF operating system and associated TPF Workload running in the TPF Complex.
“MIPS” means million instructions per second, which is a unit of measurement for the processing capacity of a Central Processor (“CP”). The capacity of an “Engine” (as further described below), or a Machine or a Central Electronic Complex (“CEC”) is sometimes described in MIPS. MIPS is solely an approximation of relative internal processor performance. The MIPS numbers in this AMO Agreement are specific to, and are to be used solely for measuring elements of, this AMO Agreement. These MIPS numbers are not intended for capacity planning purposes nor does IBM make any representation that they will be an accurate reflection of the results that Travelport might expect to achieve in its unique operational environment.
“TPF Adjusted Peak Capacity Usage” means, for each day, the highest number of MIPS used by the TPF Systems during that day, as described in the subsection below entitled “Capacity Utilization Reporting”.
“TPF Fixed Capacity” means the IBM processor type [**] capacity, expressed in MIPS, acquired by Travelport on an ongoing, permanent basis via purchase or lease acquisition for the specific purpose of running the TPF Workload. It is specifically not TPF Buffer Capacity. z/VM Capacity is specifically a subset of TPF Fixed Capacity. To the extent zVM Capacity is executed, the TPF Fixed Capacity available for Travelport’s use is reduced by an equal amount, i.e., the sum total of TPF Fixed Capacity and z/VM Capacity can never exceed the TPF Fixed Capacity when no z/VM Capacity is executed.
“TPF Buffer Capacity” means the additional, incremental IBM processor type [**] capacity, measured in MIPS, which is provided by IBM in aggregate across the TPF Complex above and beyond the TPF Fixed Capacity in the amount of approximately [**] of TPF Fixed Capacity.
“z/VM Capacity” is a subset of TPF Fixed Capacity and is the number of MIPS of the TPF Fixed Capacity that may be used for z/VM Systems. z/VM Capacity is limited to [**] MIPS running on an IBM processor type [**] and [**] MIP running on an IBM processor type [**], for an aggregate total of

[**] MIPS of z/VM Capacity. Travelport may elect, at its option, to run z/VM Capacity. To the extent z/VM Capacity is run, TPF Fixed Capacity is reduced in an equal amount. The TPF operating system may be run as a guest of z/VM under the provisions of this paragraph.
“Engine” means an IBM processor type [**] Machine general purpose central processor on which the System z instruction set is executed and on which the TPF, zOS or z/VM operating systems may execute. The MIPS capacity per Engine is documented in Table B, entitled “[**] CP MIPS”.
“z/VM System” means any system running in the TPF Complex that runs under the z/VM operating system.
“TPF Logical System” means a group of production LPARs supporting a specific Travelport customer or internal business function. Production TPF workloads are exclusively run on TPF Logical Systems. In no situation is an LPAR shared by more than one Logical System. As of April 1, 2010, there are [**] separate production LPARs that form [**] Logical Systems: [**].
“TPF Complex System” means (i) a TPF Logical System, (ii) a test TPF Systems that does not run as guest under z/VM, and (iii) a z/VM System.
“Daily Airline Hosting MIPS” means, for each day, the Airline Hosting MIPS used by the TPF Logical Systems during that day, as described in the subsection below entitled “Capacity Utilization Reporting.”
“ESO Agreement” means the Enterprise Software Option Agreement referenced as an Included Agreement in Section 3.
“Airline Hosting MIPS” has the meaning specified in the ESO Agreement.
(2) Use of the TPF Complex:
Travelport’s use of the TPF Complex is limited as follows:
(a)	The use of the TPF Complex for z/VM Systems is restricted to the capacity for which the Travelport Enterprise has specifically licensed z/VM. This may include a license covered by the Special Offering Attachment for VM Charges set forth in Exhibit N, a z/VM license owned by the Travelport Enterprise and applied to an Integrated Facility for Linux (“IFL”) processor, or any other z/VM licensing agreement between the Travelport Enterprise and IBM.

(b)	The use of the TPF Complex for TPF Systems is [**].

(c)	If the TPF Adjusted Peak Capacity Usage exceeds TPF Fixed Capacity MIPS for any measurement period for any day in any month, then Travelport must acquire during the following month additional TPF Fixed Capacity in engine boundary configurable increments equal to or greater than the prior month’s reported TPF Buffer Capacity MIPS usage. The purchase price for [**] procured by Travelport under this paragraph shall be the [**]. IBM will adjust TPF Buffer Capacity MIPS to ensure that TPF Buffer Capacity MIPS are approximately [**] of TPF Fixed Capacity, subject to IBM processor type [**] configuration rules. Maintenance Service and Program charges will be billed for all such additional TPF Fixed Capacity in accordance with any applicable agreements in effect between IBM and the Travelport Enterprise.

(3) General:
IBM shall provide the TPF Buffer Capacity, and Travelport agrees to purchase or lease TPF Fixed Capacity if TPF Buffer Capacity is used, under this AMO Agreement. Specifically, the IBM Buffer Capacity remains IBM’s owned asset until and unless procured by Travelport under the terms and conditions of this AMO Agreement. The capacities and settings of these IBM processor type [**] Machines are shown in Table A below, entitled “TPF Complex Setup”.
Table A TPF Complex Setup

NUMBER OF
					TPF FIXED +			TPF FIXED
	IBM [**] z10		TPF FIXED		BUFFER	IBM		CAPACITY
TRAVELPORT	PROCESSOR	TPF FIXED	CAPACITY -	TPF BUFFER	CAPACITY -	PROVIDED		MIPS
CEC	SERIAL	CAPACITY	zOS 1.8 MI	CAPACITY	zOS 1.8 MI	TPF BUFFER	BUFFER	AVAILABLE TO
DESIGNATION	NUMBER	MODEL	MIPS	MODEL	MIPS	MIPS	MIPS %	RUN z/VM
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
Note: The Machine capacity designated as available for z/VM Systems shown in the table above does not include capacity used for z/VM Systems on Integrated Facility for Linux (“IFL”) or Integrated Coupling Facilities (“ICF”).
Table B below, entitled “[**] CP MIPS”, shows MIPS data for each IBM processor type [**] capacity setting. The MIPS shown are calculated by multiplying the published IBM LSPR z/OS 1.8 Multi-Image Default Mixed Workload performance measurements by [**].
Table B
[**] CP MIPS

z/OS
V1R8
Machine Type-		MI	SW
Capacity Setting	#CP	MIPS	Group	MSU
[**]	[**]	[**]	[**]	[**]

The MIPS shown above are derived from published IBM LSPR z/OS 1.8 Multi-Image Default Mixed Workload performance measurements of IBM machine type [**] Processors. They represent a broad approximation of mixed workload environments, and no representation or warranty is expressed or implied that these MIPS will be realized by Travelport. The Parties agree this MIPS data is to be used solely as a matter of convenience for the purposes discussed in this AMO Agreement.
(4) Capacity Utilization Reporting:
Travelport agrees to measure and report to IBM the number of MIPS used by all of the TPF Complex Systems. This report (the “Capacity Utilization Report”) will be provided to IBM on a monthly basis, in the format of a Microsoft Excel spreadsheet. The Capacity Utilization Report will be used to calculate (i) the charges for capacity utilized in excess of the TPF Fixed Capacity pursuant to this AMO Agreement, and (ii) Airline Hosting MIPS for purposes described in the ESO Agreement.
The Capacity Utilization Report will include, at a minimum:
-	The installed capacity setting of each Machine in the TPF Complex.

-	For each TPF Logical System, a list of production LPARs that comprise it and the percentage, if any, of its capacity that consists of Airline Hosting MIPS using the methodology described below, or another methodology proposed by Travelport and acceptable to IBM, such acceptance to not be unreasonably withheld.

-	For each TPF Complex System, the average number of MIPS used in each [**] minute period beginning at midnight, Greenwich Mean Time, of each day ([**] measurements per TPF Complex System for each day).

-	For each [**] minute period, the sum of the average number of MIPS used by all the TPF Complex Systems. For each day, the highest of these numbers (the “Peak Capacity Usage” for that day) will be marked with an asterisk or other readily identifiable mark.

-	The average number of MIPS used by each TPF Complex System for each [**] minute measurement interval shall be calculated as the sum of the products of (i) each individual Production LPAR’s average utilization for that measurement interval, multiplied by (ii) the Total Enabled Machine Capacity at Initial Capacity Setting (in MIPS) from the TPF Complex Setup Table (Table A), multiplied by (iii) the ratio of the LPAR logical I-Streams to CEC Physical I-Streams.

-	For each [**] minute period, the number of MIPS used by each TPF Logical System that are Airline Hosting MIPS, which will be calculated by (i) multiplying (x) the number of MIPS used by each TPF Logical System during that [**] minute period by (y) the percentage of that system that consists of Airline Hosting MIPS, and (ii) taking the sum of the resulting products.

-	For each day, the Airline Hosting MIPS for the [**] minute period in which the Peak Capacity Usage occurred (the Daily Airline Hosting MIPS) will be marked with an asterisk or other readily identifiable mark.

-	A description of any circumstances that Travelport believes caused an abnormality in the data that should result in an adjustment to the Peak Capacity Usage or Peak Airline Hosting MIPS for any day, as described below.

-	Travelport will use the software product [**] from [**] in z/VM service machine LPARS on each [**] to measure capacity utilization for all z/VM Systems each minute, and [**] such measurements will be summed and averaged to establish each [**] minute z/VM Capacity utilization level that will be shown for that [**] minute period in the Capacity Utilization Report. Travelport may, with the approval of IBM, which will not be unreasonably withheld, change the method of calculating the z/VM usage.

The Capacity Utilization Report for each month will be available to IBM no later than the 15th day of the following month, except, however, that no report will be required from Travelport until the month after the six System z9 Displaced Machines have been replaced with the System z10 Replacement Machines, as described in Exhibit B, but no later than for calendar month July 2010 usage. Travelport will deliver the monthly report electronically to, at a minimum, the IBM AMO Project Executive, the IBM Client Executive, the IBM AMO Account Support Representative and the IBM TPF Product Line Manager. IBM will provide Travelport with appropriate contact information for each of these individuals, and will update that information as applicable.
In the event that an abnormality is apparent in the data reflected in the Capacity Utilization Report for any month, whether caused by an operational or data collection error or other unusual circumstance, the Parties will work in good faith to resolve such error or unusual circumstance. Travelport will clearly identify any such area of concern in the data and will provide additional information as reasonably requested by IBM to clarify the reason for the abnormality. The intention of the Parties is to identify unusual capacity abnormalities caused by unpredictable system situations, such as a “looping program” or Machines outage, and, as necessary, make mutually agreed upon adjustments to the TPF Adjusted Peak Capacity Usage, the Daily Airline Hosting MIPS, or both, that may be necessary to fairly reflect those abnormalities. This provision is not intended in any way to mitigate any real peaks in the workload of these Machines. The TPF Adjusted Peak Capacity Usage for each day will be the reported Peak Capacity Usage for that day as adjusted, if necessary, to account for any abnormality. The Daily Airline Hosting MIPS for each day will be the reported Peak Airline Hosting MIPS for that day as adjusted, if necessary, to account for any abnormality.
Travelport will retain, for 60 days after the end of each month, data showing the MIPS used by each TPF Complex System during that month, as recorded by Travelport at one minute intervals. Within that 60 day period, Travelport agrees to provide that data to IBM upon receipt of a written request from IBM.
For the purpose of charging for capacity utilized in excess of the TPF Fixed Capacity, the Capacity Utilization Report for each month must report the highest Peak Capacity Usage for that month.
For the purpose of enabling the calculation the Annual Airline Hosting MIPS Usage (as such term is defined in the ESO Agreement), the Capacity Utilization Report for each month must report the highest Daily Airline Hosting MIPS during that month.
The Capacity Utilization Report will include a specific column for [**], [**], other hosted airlines, and Airline Hosting MIPS. The Airline Hosting MIPS will be the sum of the MIPS reported as described above for [**], [**] and other hosted airlines.
For each TPF Logical System on which both GDS and Airline Hosting MIPS workloads are run, the percentage of that system’s capacity that consists of Airline Hosting MIPS will be measured and reported using one of the following methods as appropriate to the TPF Logical System in question, or another method proposed by Travelport and acceptable to IBM, such acceptance to not be unreasonably withheld:
1.	“Sysco Data Collection” process, which is run on the TPF Logical System called WSP, will be used to calculate the Airline Hosting MIPS used by (1) [**], and (2) other hosted airlines. The “Sysco Data Collection” process will be run twice per day, once in the morning and once in the afternoon, both at or near the peak TPF Logical System utilization period. Travelport will indicate in the Capacity Utilization Report the two [**] minute periods in which the “Sysco Data Collection” process is run each day. The two daily “Sysco Data Collection” process results will be averaged to determine the utilization percentages for both the GDS workload component and the Airline Hosting MIPS workload component of the WSP system. The resulting percentage will then clearly be displayed in each day’s Microsoft Excel data sheet in the Capacity Utilization Report and will be used to determine the Airline Hosting MIPS used by the WSP system. In the event that one of the two Sysco Data Collections in a day is cancelled or fails to report data, the data from the remaining Sysco Data Collection will be used. If neither Sysco Data Collection reports data, the data from the previous day will be used.
2.	“Entry Control Block Logging Tools” and “Reverse Links Entry Control Block Logging Tools” which are run on the TPF Logical Systems called APO, VSS, PRE, and PGR will be used to calculate the Airline Hosting MIPS used by [**]. The results from the “Entry Control Block Logging Tools” and “Reverse Links Entry Control Block Logging Tools” will be used to determine the utilization percentages for both the GDS workload component and the Airline Hosting MIPS used by the APO, VSS, PRE and PGR systems. The resulting percentages will then clearly be displayed in each day’s Microsoft Excel data sheet in the Capacity Utilization Report and used to determine the Airline Hosting MIPS used by APO, PRE, PGR and VSS.
(5) Miscellaneous:
If Travelport requires additional configured TPF capacity in excess of that described in the TPF Complex Setup Table (Table A), then IBM will offer such capacity in configured Engine boundary increments specified by Travelport for either TPF System or z/VM System use. Maintenance Services and Programs will be charged for all such additional configured capacity. z/VM Capacity will be priced at IBM’s PPA pricing. Any other TPF Complex Machines or microcode enabled changes or additions will also be priced at IBM’s PPA pricing. Any associated Maintenance Services charges will be determined separately in accordance with any applicable agreements that may then be in effect between IBM and the Travelport Enterprise. Charges for Programs will be determined in accordance with any applicable agreement in effect between us, including any applicable Additional Agreement. Notwithstanding the foregoing, IBM is not obligated to provide any equipment or any upgrade of installed equipment beyond the date that the equipment or upgrade is no longer available to IBM customers, as specified in any future withdrawal from marketing announcement.”
13.	Settlement/Termination Charges. Section 16 of the AMO Agreement, entitled “Settlement/Termination Charges”, is amended by adding at the end thereof the following paragraph:
“Notwithstanding anything in this AMO Agreement to the contrary, any Settlement Charge or Termination Charge payable by Travelport pursuant to this AMO Agreement will be reduced by any amounts that may have been then-previously paid by Travelport in connection with the termination of the WebServer Software Special Option referenced as an Included Agreement in Section 3 (the “WSSO).
Any termination of this AMO Agreement shall not constitute or result in the termination of the ESO Agreement. Should the AMO Agreement be terminated prior to the Expiration Date, then notwithstanding such termination, upon IBM’s receipt of any Settlement and/or Termination Charge, Travelport shall be entitled to continue to receive, at no additional charge, IBM Subscription and Support (S&S) and other support, as described in the ESO Agreement, for the remainder of the term of the ESO Agreement.”
14.	Covenants. Section 19 of the AMO Agreement, entitled “Covenants”, is amended by adding at the end thereof the following paragraph:
“It shall be a condition precedent to the transactions contemplated by Amendment 11 to this AMO Agreement that Travelport provide an Agreement of Letter of Credit and an Irrevocable Letter of Credit (“ILOC”) in favor of IBM Credit in the initial amount of [**] and in form and substance satisfactory to IBM Credit in its sole discretion, with the issuer being a financial institution with a Moody’s Investors Service issuer rating of A3 or higher. The ILOC may be reduced in an amount pursuant to an Agreement of Letter of Credit between IBM Credit and Travelport.”
15.	Termination Option. The first paragraph of Section 21 of the AMO Agreement, entitled “Termination Option”, is amended by replacing the date “July 1, 2009” with the date “April 1, 2011”.

16.	TPF Utilization Credits. Section 33 of the AMO Agreement, entitled “TPF Utilization Credits”, is deleted in its entirety.

17.	Additional Agreements. Section 34 of the AMO Agreement, entitled “Additional Agreements”, is amended in its entirety to read as follows:
“Each of the Additional Agreements listed below will be considered an Included Agreement for purposes of Section 3 of this AMO Agreement, and any monthly charges that would otherwise be payable pursuant to it for any period of time or transaction occurring during the period after March 31, 2010 through the Expiration Date, will be included in the Monthly Payments and are not separately payable:
1.	IBM WebServer Software Special Option, as amended

2.	Enterprise Software Option Agreement, as amended

3.	General Assignment and Bill of Sale #2

4.	General Assignment and Bill of Sale #3

5.	General Assignment and Bill of Sale #4

6.	IBM Work Order to the IBM Master Project Resources Agreement for Consulting and Integration Services (MPRA), Project Title TPF Support and Consulting Services Work Order, dated March 31, 2010

7.	IBM Statement of Work for ServiceElite, On-Site Service Technician, Support Line and zSeries Software Services, Statement of Work Number: AG3BFV

8.	IBM Statement of Work for Availability Management Support Services, dated March 19, 2010, Agreement Number HW72730

9.	IBM Trial or Loan of Products Supplement, Agreement #0116041, Supplement # LT3ZHPA

10.	IBM Softek TDMF z/OS Annual Support Services Proforma, dated March 29, 2010

11.	IBM Trial or Loan of Products Supplement, Agreement #0116041, Supplement # LT3ZHA7
This AMO Agreement does not modify the terms and conditions of the Additional Agreements listed above.”

18.	Programs and Services Allotments. Section 35 of the AMO Agreement, entitled “Programs and Services Allotments”, is hereby amended as follows:
(a)	Section 35.1, entitled “Software Monthly License Charge Program Allotment for non-TPF Programs (the “MLC Allotment”)”, is deleted in its entirety.

(b)	Section 35.2, entitled “VM Software Subscription and Support Allotment (the “VM S&S Allotment”)”, is amended as follows:
(1)	Replace the table contained therein with the following table:

Period	Amount

07/01/06 — 06/30/07	[**]
07/01/07 — 06/30/08	[**]
07/01/08 — 06/30/09	[**]
07/01/09 — 06/30/10	[**]
07/01/10 — 06/30/11	[**]
07/01/11 — 06/30/12	[**]
07/01/12 — 06/30/13	[**]
07/01/13 — 06/30/14	[**]
07/01/14 — 12/31/14	[**]
(2)	Add the following sentence under the replacement table:
“The allotment amounts included in the above table are available on the first day of each allotment period.”
(c)	Section 35.3, entitled “Distributed Software Subscription and Support Allotment (the “Distributed S&S Allotment”)”, is deleted in its entirety.

(d)	Section 35.4, entitled “SoftwareXcel Allotment”, is amended as follows:
(1)	Replace the table contained therein with the following table:

Period	Amount

07/01/06 — 06/30/07	[**]
07/01/07 — 06/30/08	[**]
07/01/08 — 06/30/09	[**]
07/01/09 — 03/31/10	[**]
04/01/10 — 12/31/10	[**]
01/01/11 — 12/31/11	[**]
01/01/12 — 12/31/12	[**]
01/01/13 — 12/31/13	[**]
01/01/14 — 12/31/14	[**]
(2)	Add the following sentence under the replacement table:
“The allotment amounts included in the above table are available on the first day of each allotment period.”
(e)	Section 35.5, entitled “zOS OTC Services Allotment”, is deleted in its entirety.

(f)	Section 35.6, entitled “DataPower Maintenance Allotment”, is deleted in its entirety.

(g)	Section 35.7, entitled “GCC Services Allotment”, is deleted in its entirety.

(h)	Section 35.8, entitled “Migration Services Allotment”, is hereby deleted in its entirety.

(i)	Section 35.9, entitled “Transportation/Deinstallation Allotment”, is amended as follows:
(1)	Replace the table contained therein with the following table:

Period	Amount

10/01/07 — 06/30/08	[**]
07/01/08 — 06/30/09	[**]
07/01/09 — 06/30/10	[**]
07/01/10 — 12/31/14	[**]

(2)	Add the following sentence under the replacement table:
“The allotment amounts included in the above table are available on the first day of each allotment period.”
(3)	Amend the last paragraph of Section 35.9 in its entirety to read as follows:
“In the event of expiration or termination of this AMO Agreement, [**] unused Transportation/Deinstallation Allotment on the date of expiration or termination will be refunded to Travelport.”
19.	Machines Allotments: Section 37 of the AMO Agreement, entitled “Machines Allotments”, is hereby deleted in its entirety.

20.	Adjustments to Monthly Payments: Section 44 of the AMO Agreement, entitled “Adjustments to Monthly Payments”, is hereby deleted in its entirety.

21.	Additional Provisions for Lease Assumptions Pursuant to ITSA: Section 45 of the AMO Agreement, entitled “Additional Provisions for Lease Assumptions Pursuant to ITSA”, is hereby deleted in its entirety.

22.	Supplier Allotments. Section 46 of the AMO Agreement, entitled “Supplier Allotments”, is hereby deleted in its entirety.

23.	Machines Allotment. The AMO Agreement is amended by adding after Section 46 thereof a new Section 47 to read as follows:
“47. Machines Allotment
During the Amendment 11 Extension Term, the Monthly Payment specified for December of each calendar year includes an annual allotment amount (as set forth in the table below) that may be used by Travelport to acquire (i) new IBM Machines and related Products, support (including warranty upgrades) and features directly from IBM during the Amendment 11 Extension Term, and (ii) non-IBM machines and related products, support and features, directly from IBM or from an authorized IBM Business Partner (a “Supplier”) provided such acquisition is in conjunction with the acquisition of other IBM Products. These amounts will be referred to as the “Machines Allotment.” The Machines Allotment is not financed by IBM Credit.
Notwithstanding the foregoing, the Machines Allotment may also be used to acquire up to [**] per year, up to an aggregate amount of [**] for the Amendment 11 Extension Term, of new and additional one time charge software (“OTC SW”) and the Subscription and Support (“S&S”) associated with such OTC SW. For avoidance of doubt, the Machines Allotment may not be used to acquire Monthly License Charge Programs or S&S renewals for OTC SW entitlements as such may exist as of March 31, 2010.
The amount of the Machines Allotment for each of the periods shown below is set forth in the following table:

Period	Amount

03/31/2010 — 12/31/2010	[**]
01/01/2011 — 12/31/2011	[**]
01/01/2012 — 12/31/2012	[**]
01/01/2013 — 12/31/2013	[**]
01/01/2014 — 12/31/2014	[**]
Total	[**]

The Machines Allotment is available to use on March 31st of the first allotment period and, except as described below, on January 1st of each subsequent yearly allotment period.
In order to use the Machines Allotment during any allotment period, (1) Travelport will pay to IBM or the Supplier, as applicable, the charges for acquiring the applicable products and/or services, which charges shall become due as stated in the applicable executed Order Letter or comparable document (in the case of a Supplier), (2) the available Machines Allotment funds for that allotment period will be reduced by the amount of those charges, and (3) the Monthly Payment for December of that allotment period will also be reduced by the amount of those charges. In addition, if Travelport has fully utilized the Machines Allotment funds for any allotment period, Travelport may elect to use the Machines Allotment amount for the subsequent allotment period, prior to the first availability day of the subsequent allotment period as described in the previous paragraph, in which case (1) the available Machines Allotment funds for the subsequent allotment period will be reduced by the amount of the charges for acquiring the applicable products and/or services in the current allotment period to the extent that those charges exceed the Machines Allotment funds for the current allotment period, and (2) the Monthly Payment for December of the subsequent allotment period will also be reduced by the amount of those excess charges.
IBM will perform a reconciliation annually to compare the Machines Allotment available for the preceding year to the actual amounts used for applicable products and services. If the Machines Allotment available for any year, including any amount carried forward from the previous year, is not fully depleted in that year, then the unused balance, but not to exceed [**] of the allotment amount originally available for that year (including any amount carried forward from the previous year), may be carried forward and used in the subsequent years of this AMO Agreement, not to exceed the total shown in the table above, or used past the Expiration Date. Any remaining unused amount of each year’s allotment amount will be held until the termination or expiration of this AMO Agreement, at which time [**] of such amount may be either used to reduce the non-leased, non-financed portion of Travelport’s final Monthly Payment or refunded to Travelport, and [**] shall be retained by IBM.
An Order Letter must be executed by the Parties prior to Travelport’s use of the Machines Allotment towards any transaction under this AMO Agreement.
All future IBM Machines, Software, and Services acquired directly from IBM under this Section will be acquired at the then-current fair values for such Products and Services, as mutually agreed, or in accordance with any other agreements that may currently be in effect between IBM and Travelport at the time of the transaction unless otherwise specified in this AMO Agreement.
For applicable products and services acquired from a Supplier (“Supplied Items”), Travelport is responsible for: (a) selecting the specific Supplied Items; (b) selecting the Supplier; (c) negotiating the price with such Supplier(s); and (d) paying the Supplier. Except to the extent IBM’s Statement of Limited Warranty imposes warranty obligations on IBM for IBM Products, Travelport agrees to indemnify and hold IBM harmless from any damages or liabilities relating to transactions between Travelport and Suppliers. Neither IBM nor IBM Credit will be liable for any dispute that may arise between Travelport and the Suppliers.
Subject to credit approval, Travelport may increase the amount of the Machines Allotment. Any such increased amount will result in an adjusted increase to the Monthly Payment and shall be confirmed in an Order Letter.
If the Machines Allotment is not fully depleted at the expiration or termination of this AMO Agreement, any such unused amounts at the termination or expiration of this AMO Agreement shall be used to reduce the non-leased, non-financed portion of Travelport’s final Monthly Payment. If there is any remainder after this reduction, then [**] percent [**] of the remainder shall be retained by IBM, and the other [**] percent [**] will be refunded to Travelport.”

24.	[**] Services The AMO Agreement is amended by adding after Section 47 thereof a new Section 48 to read as follows:
“48. [**] Services
Included in the [**] is an allotment of [**] (the “TPF Services Allotment ) to be applied to charges for TPF Program-related Services, including associated [**] services (collectively, “Eligible TPF Services”), to assist in the [**].
Upon the Effective Date of Amendment 11, IBM will make available [**] of the TPF Services Allotment. Thereafter, commencing on [**], and continuing through [**], IBM will make available the remaining [**] of the TPF Services Allotment in an amount of [**] per month, provided IBM is in receipt of Travelport’s [**] for each corresponding month.
Travelport may elect to make additional TPF Services Allotment amounts available prior to making the associated [**] by making a payment equal to the charges for Eligible TPF Services requested by Travelport. Upon receipt of such amount, IBM will reduce the [**] for the following month (and if necessary subsequent month(s)) by the amount of such payment, unless the Parties otherwise agree in an Order Letter.
If the full amount of the TPF Services Allotment has not been used for Eligible TPF Services by [**], then Travelport may use the remaining portion of the TPF Services Allotment for any new Products or Services that it may obtain from IBM.
The TPF Services Allotment provided pursuant to this Agreement must be used during the term of this Agreement. Eligible TPF Services will be provided (i) at then-current fair values, as mutually agreed, or in accordance with any other agreements that may then be in effect between IBM and the Travelport Enterprise, and (ii) pursuant to a mutually agreed to Statement of Work issued under the IBM Customer Agreement referenced herein as an Associated Document, or any equivalent agreement in effect between us. In the event of the expiration or termination of this AMO Agreement prior to your use of the amount of TPF Services Allotment specified above, IBM shall retain any unused portion of such amount.
Any travel and living expenses associated with the provision of the Eligible Services that are pre-approved in writing by Travelport, as well as any taxes applicable to the Eligible Services, are in addition to any charges for Eligible TPF Services. IBM will invoice you as such charges and you agree to pay such charges.”
25.	Listed Programs Services. The AMO Agreement is amended by adding after Section 48 thereof a new Section 49 to read as follows:
“49. Listed Programs Services
Included in the [**] for the period from [**] through [**] is an allotment of [**] (the “LP Services Allotment ) to be applied to charges for IBM Services related to the Listed Programs (as such term is defined the WSSO), including associated [**] services (collectively, “Eligible LP Services”).
Upon receipt of each [**], IBM will make available [**] of the LP Services Allotment. Travelport may elect to make additional amounts of the LP Services Allotment available prior to making the associated [**] by making a payment equal to the charges for such Eligible TPF Services requested by Travelport. Upon receipt of such amount IBM will reduce the [**] for the following month (and if necessary subsequent month(s)) by the amount of such payment, unless the Parties otherwise agree in an Order Letter.

The LP Services Allotment provided pursuant to this AMO Agreement must be used prior to [**]. Eligible LP Services will be provided (i) at then-current fair values, as mutually agreed, or in accordance with any other agreements that may then be in effect between IBM and the Travelport Enterprise, and (ii) pursuant to a mutually agreed Statement of Work issued under the ICA or any equivalent agreement in effect between IBM and the Travelport Enterprise. If the LP Services Allotment is not used by [**] or upon the earlier expiration or termination of this AMO Agreement prior to Travelport’s use of the amount of LP Services Allotment specified above, IBM shall retain any unused portion of such amount.”
26.	z10 Engine Deactivation Credit for Maintenance Services. The AMO Agreement is amended by adding after Section 49 thereof a new Section 50 to read as follows:
“50. z10 Engine Deactivation Credit for Maintenance Services.
Upon 30 days’ notice from Travelport, IBM will deactivate any of the engines in the z10 Machines listed in Exhibit B as requested by Travelport. IBM will provide Travelport a z10 Engine Deactivation Credit for Maintenance Services (“Deactivation Credit”) for any such deactivation. The Deactivation Credit will be calculated from the table in Exhibit P and will be the difference of the Monthly Amount Per Feature Code of the current Processor CP Setting and the Monthly Amount Per Feature code of the new Processor CP Setting. The Deactivation Credit will be applied to reduce the Monthly Payment in full month increments from the month following the Processor CP setting reduction until [**]. The Deactivation Credit will be confirmed via an Order Letter.”
27.	Existing Credits/Funds. The following credits and funds to which Travelport became entitled prior to the Effective Date of Amendment 11 will be retained for later use by Travelport:
(a)	Any Fixed Capacity Credits to which Travelport is entitled to pursuant to Section 33 of the AMO Agreement deleted by this Amendment 11 (which the Parties estimate to be [**] and is dependent upon IBM’s receipt of the report due IBM on or before April 10, 2010 and Travelport being entitled to such Fixed Capacity Credit in accordance the terms of such Section 33, and in accordance with such report) will be made available to, and retained for later use by, Travelport, notwithstanding the deletion of that Section of the AMO Agreement. These Fixed Capacity Credits may be used in acquiring Products and Services from IBM, but may not be applied against the leased or financed portion of the Monthly Payments payable under the AMO Agreement (unless mutually agreed to by the Parties, as confirmed by an Order Letter). All transactions utilizing Fixed Capacity Credits will be confirmed by an Order Letter.

(b)	The [**] storage credit described in Order Letter 591 will be retained for later use by Travelport, in accordance with the provisions of that Order Letter.

(c)	The Parties agree that there is [**] remaining from the GCC Services Allotment provided in Section 35.7 of the AMO Agreement, which amount Travelport may use to acquire Products and Services from IBM notwithstanding the deletion of that Section of the AMO Agreement.
28.	Continued Effect. Except for the changes specified in this Amendment 11, all other terms and conditions of the AMO Agreement remain unmodified.
29.	Entire Agreement. The Parties agree that this Amendment 11 and the Included Agreements are the complete agreement between the Parties and replace any prior oral and/or written communications between the parties concerning this subject matter. By signing below, the Parties agree to the terms of this Amendment 11. If there is a conflict between the terms of this Amendment and the terms of an Included Agreement, this Amendment 11 prevails.

Agreed to:	Agreed to as to the 3rd introductory paragraph only:
Travelport, LP by Travelport Holdings, LLC, its General Partner	Travelport, Inc.

By: /s/ Mark P. Ryan	By: /s/ Mark P. Ryan

Authorized Signature	Authorized Signature

Name (type or print): Mark P. Ryan	Name (type or print): Mark P. Ryan

Date: 3/31/2010	Date: 3/31/2010

Jurisdiction of Organization: Delaware

Agreed to:	Agreed to:
International Business Machines Corporation	IBM Credit LLC

By: /s/ John M. Segler	By: /s/ Judson A. Fickler

Authorized Signature	Authorized Signature

Name (type or print): John M. Segler	Name (type or print): Judson A. Fickler

Date: 3/31/2010	Date: 3/31/2010

Customer No.: 9885094
AMO Agreement No.: ASVB594
IBM Customer Agreement No.: JJT-0003
Term Lease Agreement No.: JJT-0001

Attachment 1
Exhibit A
Monthly Payments
The Monthly Payments shall be as follows:

Month	Monthly Payment
[**]	[**]

Note: It shall be a condition precedent to the transactions contemplated by Amendment 11 to the AMO Agreement that IBM receive, via a wire transfer on or before 2 PM Eastern Daylight Time on March 31, 2010, the amount of US [**] as part of the Monthly Payment for March 2010 as provided above, as per the following electronic payment instructions:
PNC Bank
Attn: IBM Corporation
500 First Avenue
Pittsburgh, PA 15219
PNC Bank Contact: Donna Haber
Telephone: 732-220-3258
[**]

Attachment 2
Exhibit B
Capacity Plan
Processor Capacity Plan
Environment definitions by Workload:
TPF Complex: The TPF Complex is composed of [**] Machines currently operating in the existing Travelport GDS System. This complex will be created via the upgrade of these [**] machines to [**] machines. These Machines will be shipped by IBM on or before March 31, 2010 and upgraded as shown in Attachment 1.
zOS Complex: zOS applications are currently hosted on [**] Machines, serials [**]. This complex will be created via the upgrade of these [**] Machines to [**] machines. These Machines will be shipped by IBM on or before March 31, 2010 and upgraded as shown in Attachment 1.
DR Complex: DR applications are currently hosted on [**] Machines, serials [**]. This complex will be created via the upgrade of these [**] Machines to [**] machines. These Machines will be shipped by IBM on or before March 31, 2010 and upgraded as shown in Attachment 1.
I. TPF, zOS and DR Complexes:
Hybrid Machine Upgrades
As part of the IBM Hybrid Program (“Hybrid Program”), the Leases for the Base Capacity Machines identified below as “Displaced Machines” are being terminated on the Lease Termination Dates shown below and the Displaced Machines are being returned by Travelport to IBM Credit. The Leases associated with the Displaced Machines will be terminated and the Lease termination charges will be financed by IBM Credit upon the installation of the corresponding Replacement Machines and such termination charges are included in the Monthly Payments. As a replacement to the Displaced Machines, Travelport is receiving the upgraded IBM Replacement Machines identified below and further described in Attachment 1 to this Exhibit B, which will be leased to Travelport under the TLA and subject to this AMO Agreement.
A. TPF Complex:
IBM will deliver [**] Machines as specified below for use in the Travelport Enterprise’s TPF Complex as defined above:

TPF Complex			TPF Complex
Displaced Machines		Replacement Machines
	Lease	Machine-Model	Estimated Date	Return
Machine-Model-Serial #	Termination Date	Plant Order#	of Installation	Date

[**]	[**]	[**]	[**]	[**]
These Machines are being leased pursuant to TLA Option B’.

B.	zOS Complex:

IBM will deliver [**] Machines as specified below for use in the Travelport Enterprise’s zOS Complex as defined above:

zOS Complex			zOS Complex
Displaced Machines		Replacement Machines
	Lease	Machine-Model	Estimated Date of	Return
Machine-Model-Serial #	Termination Date	Plant Order#	Installation	Date

[**]	[**]	[**]	[**]	[**]
These Machines are being leased pursuant to TLA Option B’.

C.	DR Complex:

IBM will deliver [**] Machines as specified below for use in the Travelport Enterprise’s DR Complex as defined above:

DR Complex			DR Complex
Displaced Machines		Replacement Machines
	Lease	Machine-Model	Estimated Date of	Return
Machine-Model-Serial #	Termination Date	Plant Order#	Installation	Date

[**]	[**]	[**]	[**]	[**]
These Machines are being leased pursuant to TLA Option B’.
The Replacement Machines are the result of new IBM upgrades being added to used IBM Credit base Machines. The Displaced Machines must be returned to IBM Credit within 90 days of the shipment of the Replacement Machines pursuant to the terms of Section 25 of the TLA. As of the applicable Lease Termination Dates, Travelport releases all of its interest in the Displaced Machines and IBM Credit agrees to discontinue the Leases for the Displaced Machines and to relieve Travelport from all continuing obligations after the Displaced Machines are returned to IBM Credit, provided Travelport has paid all amounts due and payable or any other amounts (such as taxes) that may have accrued for the Displaced Machines up to the applicable Termination Dates. Travelport acknowledges it shall continue to be responsible for those obligations that would survive the discontinuance of the Lease for Displaced Machines as set forth in the TLA.
If Travelport returns any of the Displaced Machines to IBM Credit prior to [**], IBM will provide a Monthly Early Return Credit from the date of return through [**], in the applicable amount shown in the table below for each specified Displaced Machine.

Monthly
Early Return
Type	Model	Serial Number	Credit

[**]	[**]	[**]	[**]
Normal installation of the Replacement Machines, as well as de-installation, packing and return shipping of the Displaced Machines, will not be separately chargeable to Travelport; however should Travelport fail to return any of the Displaced Machines within the 90 day period described above, IBM shall charge Travelport a rental fee as shown in the table below for each retained Displaced Machine for each month or partial month) in excess of the 90 day return period described above. Maintenance Services charges will be in addition to the amounts shown below.

Displaced Machine Serial	Rent/Month

[**]	[**]
Installation and De-installation
For the Machines specified above, IBM shall be responsible for normal installation of the Machines and de-installation of the Machines. IBM shall also be responsible for the normal de-installation of the Machine Modifications indicated in Attachment 1. IBM will not provide, nor be liable for, de-installation or other services for Machines not leased under this AMO Agreement or for movement of Machines between buildings.

Attachment 1 to Exhibit B
Configurations of the [**] Machine Modifications for the TPF Complex
Maintenance Services are included with these Machines through [**].
1. CEC100

Product	Description	Qty

[**]	[**]	[**]

2. CEC200

Product	Description	Qty

[**]	[**]	[**]

3. CEC300

Product	Description	Qty

[**]	[**]	[**]

4. CEC400

Product	Description	Qty

[**]	[**]	[**]

5. CEC500

Product	Description	Qty

[**]	[**]	[**]

6. CEC600

Product	Description	Qty

[**]	[**]	[**]

7. CEC801

Product	Description	Qty

[**]	[**]	[**]

8. CEC901

Product	Description	Qty

[**]	[**]	[**]

9. SYS61

Product	Description	Qty

[**]	[**]	[**]

10. SYS63

Product	Description	Qty

[**]	[**]	[**]

Attachment 3
Exhibit C
Current Machines
I.	Travelport — Leased Machines
A.	Maintenance Services are included for the Machines listed below until the applicable Return Date for each such Machine.
Processors:

Machine Serial	Machine
Number	Type	Machine Model	Return Date
[**]	[**]	[**]	[**]
B.	Maintenance Services are included for each of the Machines listed below until the applicable Maintenance End Date shown below.
Storage:

Lease
End or
Machine		Serial	Return	Maintenance
Type	Model	Number	Date	End Date
[**]	[**]	[**]	[**]	[**]

Lease
End or
Machine		Serial	Return	Maintenance
Type	Model	Number	Date	End Date
[**]	[**]	[**]	[**]	[**]
C.	The following Travelport — Leased Machines are on warranty. Upon warranty expiration, the Machines with Maintenance End dates shown below will be placed on Maintenance Services until the applicable Maintenance End Date shown below.

			Lease	Charges
			End or	Start Date
Machine		Serial	Return	(Warranty	Maintenance
Type	Model	Number	Date	Exit Date)	End Date
[**]	[**]	[**]	[**]	[**]	[**]

D.	The following Travelport Leased Machines are not on Maintenance.

Lease
End or
Machine		Serial	Return
Type	Model	Number	Date
[**]	[**]	[**]	[**]

II. Travelport — Owned Machines
A.	The following Travelport -owned Machines are currently on warranty. Upon warranty expiration, the Machines with Maintenance End dates shown below will be placed on Maintenance Services until the applicable Maintenance End Date shown below.

Charges
Start Date
Machine		Order	(Warranty	Warranty	Maintenance
Type	Model	Serial	Exit Date)	Status	End Date
[**]	[**]	[**]	[**]	[**]	[**]

B.	The following Travelport -owned Machines are currently on Maintenance Services and will remain on Maintenance Services until the Maintenance End Date shown below.

		Order	Maintenance
Machine Type	Model	Serial	End Date
[*]	[**]	[**]	[**]

IBM and Travelport will perform a reconciliation of Exhibit C and if discrepancies are found, IBM will adjust the Monthly Payment based on the additions and or deletions which Travelport and IBM mutually agree to make to Exhibit C.

Attachment 4
Exhibit F
Settlement/Termination Percentages
I.	Termination Percentages

Termination Date	Termination Percentage
[**]	[**]
II.	Settlement Percentages

Default Date	Settlement Percentage
[**]	[**]

Attachment 5
Exhibit G
Travelport Order Letter
IBM Corporation
13800 Diplomat Drive
Dallas, TX 75234
Attention: Order Letter Administrator, Fax Number: (877) 426-2493, Email: oiocso@br.ibm.com
Subject: Asset Management Offering Agreement, effective as of July 1, 2002, among IBM, IBM Credit and Travelport; AMO Agreement No. ASVB594, as amended (collectively, the “AMO Agreement”).
Order Letter Number:
Travelport hereby orders and, if applicable, leases or finances from IBM Credit, the Machines, Programs and/or Services listed below in accordance with the terms of the subject AMO Agreement.
(Travelport hereby terminates the Machines, Programs, and/or Services listed below in accordance with the terms of the subject AMO Agreement.)

Customer Number:	9885094
Installed at Address:	760 Doug Davis Dr; Hapeville, GA 30354
Product Type, Model/Feature, Description:
Plant Order or MES Number:
Serial Number:
Customer Requested Arrival Date:
Estimated Date of Installation:
Return Date:
Term:
TLA Option:
Warranty Period:
IBM Licensed Internal Code (LIC)*:
Production Status:
Warranty- Type of Service:

Charges:	The Monthly Payments under the AMO Agreement will be increased (decreased) $XXXXX.XX per month for XX months effective from XX/XX/XX through XX/XX/XX for the transactions in this Order Letter./The Monthly Payments under the AMO Agreement will not be changed for the transaction in this Order Letter.

Contractual Basis for Charges:	Request of Mr./Ms.	, Travelport
Additional Settlement/Termination Percentages:
Travelport authorizes IBM or IBM Credit to fill in serial numbers for the Machines listed in this Order Letter.
The transactions included in this Order Letter may contain a combination of recurring charges (such as for Monthly License Charge Software and Maintenance Services) and Equipment leasing and non-Equipment financing. For leasing and financing transactions, the following TLA Options describe the type of transaction.
TLA Options (Summary details available upon request):

B	-	Lease for Machine with fair market value end-of-lease options and Lessor is the owner for tax purposes.
B+	-	Lease for Machine with fair market value end-of-lease options.
B$	-	Lease for Machine with one dollar end-of-lease purchase option and Lessor assumes for tax purposes that Lessee is the owner.

B’	-	Lease for Machine with prestated end-of-lease options and Lessor assumes for tax purposes that Lessee is the owner.
L	-	Lease for used Equipment supplied by Lessor
S	-	Loan for IBM Financed Items.
T	-	Loan for non-IBM Financed Items.
Certain Machines contain Licensed Machine Code (LMC) or Licensed Internal Code (LIC). LMC and LIC are licensed under the terms of the agreements provided with the LMC and LIC and those agreements govern Travelport’s use of that LMC or LIC. Authorization to use LMC or LIC is only for the number of processors, amounts of storage, or other quantities acquired by Travelport which is also indicated in the Machine’s “Description” field of this Order Letter.
LIC*: LIC* means Specific Machine using Licensed Internal Code
The Parties agree that:
1.	This Order Letter shall serve as a Transaction Document to the ICA (as defined in the AMO Agreement) and/or an Exhibit to the TLA (as defined in the AMO Agreement).
2.	Reproductions of this fully executed Order Letter by reliable means will be considered equivalent to an original hereof.
3.	Neither IBM nor IBM Credit makes any representation whatsoever regarding the accounting treatment applicable to charges for the transactions under this Order Letter.
4.	With respect to any Machine ordered in this Order Letter, if Travelport contractually agrees to capacity monitoring of the Machine, then, in order for Travelport to comply with such terms, IBM Credit will allow the installation of any changes, additions, and/or capacity monitoring Machines or software on such Machine by its manufacturer, or permit its manufacturer to monitor the Machine capacity.
5.	Unless otherwise agreed to in writing by the Parties and prior to the return to IBM Credit of any Machine ordered in this Order Letter, Travelport is responsible for removing all information and data, including, but not limited to, programs not licensed to that specific Machine. IBM Credit has no obligation to remove Travelport’s or any other party’s information from the Machine.
6.	Risk of Loss: IBM bears the risk of loss or damage for each Machine up to the time it is delivered to the IBM-designated carrier for shipment to Travelport or Travelport’s designated location. Thereafter, Travelport bears the risk. Each Machine is covered by insurance, arranged and paid for by IBM for Travelport, covering the period until it is delivered to Travelport or Travelport’s designated location. For any loss or damage report the loss or damage in writing to IBM within 10 business days of delivery.
IBM and/or IBM Credit may file a copy of this Order Letter to perfect its purchase money security interest.
By signing below, Travelport confirms that its correct legal name is “Travelport, LP” and that its jurisdiction of organization is Delaware.
By signing below for our respective Enterprises, the Parties agree to the terms of this Order Letter without modification.

Agreed to:
Travelport, LP by Travelport Holdings, LLC, its General Partner	Customer No.: 9885094

Jurisdiction of Organization: Delaware
By:

Authorized Signature	AMO Agreement No.: ASVB594

Name (type or print)	IBM Customer Agreement No.: JJT-0003

Date:	Term Lease Agreement No.: JJT-0001

Agreed to:	Agreed to:
International Business Machines Corporation	IBM Credit LLC

By:	By:

Authorized Signature	Authorized Signature

Name (type or print)	Name (type or print)

Date:	Date:

Attachment 6
Exhibit M
Preferred Pricing Arrangement
For incremental capacity to the Processor Capacity Plan for System z Machines contemplated by this AMO Agreement, IBM will provide Travelport with the following Preferred Pricing Arrangement (“PPA”) terms and conditions, so long as IBM continues to offer a System z Preferred Pricing Arrangement to any other commercial customer in the United States.
It is Travelport’s intent to satisfy all of the Travelport Enterprise’s future incremental System z Processor requirements with Products acquired new directly from IBM. Beginning on the signature date of the AMO Agreement, IBM will provide Travelport with the most favorable prices generally made available in the United States to our best end user commercial customers at the time of proposal (“Most Favorable Prices”). Most Favorable Prices is defined as the piece parts transaction purchase price which is equal to or lower than the lowest price received from IBM by any other commercial end user for “Equivalent Technology” operating in an OS/390, MVS, VM, VSE, VM, VSE, zVM or zOS environment up to the date the proposal is requested. “Most Favorable Prices” is measured in CPU price per MIPS. “Equivalent Technology” for System z is defined as the same IBM Machine type/model and configuration or modification. These Most Favorable Prices will apply to the eligible Products listed below when such Products are acquired by Travelport new directly from IBM in, and for use in, the United States under standard terms and conditions, as reflected in the IBM Customer Agreement (“ICA”) JJT-0003. Any unique terms and conditions in individual transactions between IBM and Travelport may require that the prices to Travelport be adjusted. Capitalized terms not defined herein are defined in the ICA.
IBM will make available to Travelport, at the time of proposal and up to the time of sale, the benefits of any promotional offerings that IBM is then making generally available in the United States to an end-user commercial customer for eligible products. If Travelport qualifies for and selects any such promotional offering, it shall be in lieu of the Most Favorable Prices provided by this Arrangement.
The eligible product machine type is [**].
Industry specific Products; Product pricing for capacity tied to specific applications as set out in Attachment A, if applicable, which is attached hereto and made a part hereof; outsourcing; Asset Management Offerings; Open Infrastructure Offerings; used Products; and IBM Products not listed above shall not be considered for purposes of establishing the Most Favorable Prices each quarter and are excluded from this Arrangement. If and to the extent IBM modifies Attachment A, or an equivalent document, for all of its commercial customers, IBM may change Attachment A by providing Travelport an amended Attachment A, in writing, at any time. Such amendment will be effective immediately. In addition, unauthorized prices; prices offered to resolve a customer complaint or customer litigation; promotional; other offerings which require the acceptance of the unique terms and conditions associate with the offering; and special bid prices authorized to sell Products withdrawn from marketing shall not be considered for purposes of establishing the Most Favorable Prices each quarter and are excluded from this Arrangement.
Unless otherwise agreed to by IBM, Product purchases pursuant to this Arrangement shall not be considered eligible revenues for purposes of any existing IBM revenue incentive offerings.
Travelport agrees not to disclose the terms or existence of this Arrangement to any third party without IBM’s prior written approval, unless required by law. Notwithstanding the foregoing, Travelport may disclose the existence and terms of this Arrangement to its legal counsel and independent auditors under the terms of a written confidentiality agreement between Travelport and such party sufficient to require that party to treat the existence and terms of this Arrangement as confidential in the accordance with this Section and to require that party not to use the existence or terms of this Arrangement for the benefit of any other person or entity.
IBM may, at any time, terminate the provisions of this Arrangement, by written notice to Travelport, if IBM no longer offers terms and conditions similar to those contained in this PPA to any of its commercial customers. This Arrangement shall, unless otherwise terminated, expire on the Expiration Date of the AMO Agreement. However, obligations under the above-referenced ICA or any other agreement between IBM and Travelport shall survive the termination of this Arrangement.

Attachment A to Exhibit M (Preferred Pricing Arrangement)
[**]

Attachment 7
Exhibit N
Revised Special Offering Attachment for VM Charges on IBM System z10 Machines
  Customer Agreement
Special Offering Attachment for VM Charges
The terms of this Special Offering Attachment for VM Charges (“Attachment”) are in addition to those of the IBM Customer Agreement, Agreement Number JJT-0003 (“ICA”), and the IBM International Program License Agreement (“IPLA”) in effect between us. Travelport accepts the terms of this Attachment by making any payment for IBM Programs utilizing the charging structure described below.
1.	Definitions

LPAR Logical partitions in which an IBM Program runs.

MSUs Millions of Service Units per hour. Units of workload capacity of an Eligible Machine.

2.	Eligible Programs
The following Programs are eligible for the special pricing described in this Attachment (collectively, the “Eligible Programs”):

A.	VM OTC:

Product
Number	Product
[**]	[**]

The Programs listed above are one-time-charge Programs licensed under the terms of the IPLA (collectively, the “VM OTC Programs”). The subscription and support (“Software Maintenance”) for such VM OTC Programs is provided under the terms of the IBM Agreement for the Acquisition of Software Maintenance (“IAASM”).

B.	VM MLC:

GVM-VM4-DL2 Merged Machine — [**]

[**] serial number to be determined when [**] is upgraded.

Priced on (4) engines as a [**]

Systems In Report:	System Name	MTM
[**]	[**]	[**]

Software
Product Number	Product Name	Serial
[**]	[**]	[**]

LTST VM Machine — [**]
[**] serial number to be determined when [**] is upgraded.
Priced on (3) engines as a [**]

Systems In Report:	System Name	MTM
[**]	[**]	[**]

Software
Product Number	Product Name	Serial
[**]	[**]	[**]

DL1 VM Machine — [**]
[**] serial number to be determined when [**] is upgraded.
Priced on (1) engine as a [**]

Systems In Report:	System Name	MTM
[**]	[**]	[**]

Software
Product Number	Product Name	Serial
[**]	[**]	[**]

The Programs listed above are monthly license charge Programs licensed under the terms of the ICA (collectively, the “VM MLC Programs”). The Software Maintenance for such VM MLC Programs is provided under the IAASM.
Travelport represents that all of the Eligible Programs described above will be run on shared LPARs on the following Machines up to the following MSUs:

Machine Serial:	[**]
VM LPAR Name(s):	[**]
VM LPAR engine boundary capacity (in MSUs):	[**]

Machine Serial:	[**]
VM LPAR Name(s):	[**]
VM LPAR engine boundary capacity (in MSUs):	[**]

Machine Serial:	[**]
VM LPAR Name(s):	[**]
VM LPAR engine boundary capacity (in MSUs):	[**]
3.	Charges
As long as the following conditions are met, IBM agrees to charge Travelport only for the capacity on which the Eligible Programs are running:
•	The Eligible Programs and any TPF guest workload must reside in a PR/SM LPAR provided that the LPAR(s) align to a full engine(s) boundary;

•	Travelport has and must continue to license [**], to the number of shared VM engine(s);

•	VM MLC Program licensing and charging is at the MSU capacity of the engine(s) in the LPAR(s) shown above;

•	VSE and z/OS guest workloads are not allowed in the shared LPAR(s);

•	Must provide Call Home data of the VM LPAR(s) size annually; and

•	If VM LPAR exceeds the engine boundary capacity as set forth in the table above, Travelport must notify IBM and the Parties will review the terms, conditions and pricing described in this Attachment and make adjustments thereto.
4.	Your Responsibilities
You agree to:

(1)	promptly install any enabling code for IBM Programs or IBM System z Licensed Internal Code (“LIC”), if any, required for the pricing described in this Attachment.

(2)	notify IBM if you elect to convert from the pricing described in this Attachment to another form that is generally available to you.

(3)	configure your Machine to send Transmit System Availability Data (TSAD) weekly to IBM via the Remote Support Facility (RSF). This enables IBM to verify that the product LPAR utilization capacity MSUs are consistent with your actual Machine configuration. Failure to submit TSAD may result in IBM VM MLC Programs being charged on a Full Capacity MSU basis.

(4)	assign a person in your organization with authority to discuss and promptly resolve any questions or inconsistencies concerning VM OTC or VM MLC sub-capacity, current license entitlement, and configuration data reported via the RSF for the Machines running VM.

5.	General
By accepting these special terms, Travelport agrees to allow IBM to audit Travelport’s compliance with the terms of this agreement upon reasonable prior notice to Travelport from IBM. Travelport understands that IBM may use information IBM has about the Travelport Enterprise’s system in its audit activities and agrees to provide IBM with machine access and/or copies of system tools outputs and/or other system information as appropriate to conduct such audits.

In the event that IBM makes generally available a sub-capacity offering supported under VM, this Attachment shall terminate. This Attachment shall be valid from March 31, 2010 through the termination or expiration of the AMO Agreement. The terms in this Attachment are IBM Confidential.

Attachment 8
Exhibit P
Table for z10 Engine Deactivation Credit for Maintenance Services
Monthly maintenance pricing “per processor” chart

Feature			Monthly Amount Per
Code	Description	z10 Series	Feature Code
[**]	[**]	[**]	[**]

•	These prices are to be used for downgrades only and cannot used for upgrades.
•	Pricing is based on Travelport’s discount structure.
•	These rates are for standard, non specialty, Engines only.
•	There are other features that affect the maintenance price on a z10 so these rates should not be used as a total maintenance price on the Machine (meaning it should not be assumed the price for a z Machine will only come from this chart.)